SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-b(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to (')240.14a-11(c) or (')240.14a-12


                            D & E COMMUNICATIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):

     [X] No Fee Required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (6) Amount Previously Paid:

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         (7) Form, Schedule or Registration Statement No.:

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         (8) Filing Party:

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         (9) Date Filed:

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         Notes:

                           D & E COMMUNICATIONS, INC.
                             Ephrata, Pennsylvania
                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
               TO PARTICIPANTS OF THE D & E COMMUNICATIONS, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                            ------------------------

     The Annual Meeting of the Shareholders of D & E Communications, Inc. (the "Company") will be held in accordance with the By-Laws of the Company, on Thursday, April 22, 1999, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

     1. To elect three (3) Class A Directors for a term to expire in the year 2002 (or until their successors are duly elected and qualified);

     2. To approve the 1999 Long-Term Incentive Plan of D & E Communications, Inc.;

     3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999; and

     4. To act upon such other business as may properly come before the meeting.

     Only holders of common stock of record on the books of the Company at the close of business on February 26, 1999, will be entitled to vote at the Annual Meeting or any adjournment thereof. First Union Bank, the trustee (the "Trustee") of the D & E Communications, Inc. Employee Stock Ownership Plan (the "ESOP"), is the record owner of the shares which have been allocated to your ESOP account. Pursuant to the ESOP, you are entitled to direct the Trustee on how to vote the shares allocated to your account by returning the enclosed Participant's Direction Sheet. A copy of the Proxy Statement, the 1998 Annual Report of the Company, the Independent Accountants' Report, and a Participant's Direction Sheet are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors' nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

March 25, 1999                             By Order of the Board of Directors

                                           W. Garth Sprecher
                                           Secretary
Enclosures

                           D & E COMMUNICATIONS, INC.
                             Ephrata, Pennsylvania

                         NOTICE OF 1999 ANNUAL MEETING
                        TO SHAREHOLDERS AND PARTICIPANTS
                       IN THE DIVIDEND REINVESTMENT PLAN

     The Annual Meeting of the Shareholders of D & E Communications, Inc. ("the Company") will be held in accordance with the By-Laws of the Company on Thursday, April 22, 1999, at 10:30 am. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

     1. To elect three (3) Class A Directors for a term to expire in the year 2002 (or until their successors are duly elected and qualified);

     2. To approve the 1999 Long-Term Incentive Plan of D & E Communications, Inc.;

     3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999; and

     4. To act upon such other business as may properly come before the meeting.

     Only holders of common stock of record on the books of the Company at the close of business on February 26, 1999, will be entitled to vote at the Annual Meeting or any adjournment thereof.

     For those shareholders who are also participants in the D & E Communications, Inc. Dividend Reinvestment Plan (the "DRP"), for which the Company serves as trustee and is the record owner of those shares, you are entitled to direct the trustee on how to vote the shares allocated to your account by returning the enclosed Participant's Direction Sheet. A copy of the Proxy Statement, the 1998 Annual Report of the Company, the Independent Accountants' Report, a Proxy Sheet, and a Participant's Direction Sheet are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors' nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                           By Order of the Board of Directors

March 25, 1999                             W. Garth Sprecher
                                           Secretary
Enclosures

                      [This Page Intentionally Left Blank]

                                PROXY STATEMENT

     Proxies in the accompanying form are being solicited by the Board of Directors (the "Board") of D & E Communications, Inc. (the "Company"), for use at the Annual Meeting of the Shareholders to be held at 10:30 a.m. on Thursday, April 22, 1999 at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the "Annual Meeting"). This proxy statement and the form of proxy are being mailed to the Shareholders (as defined below) commencing on or about March 25, 1999.

     Only holders of shares of common stock, par value $0.16 per share, of the Company ("Common Stock") as shown on the books of the Company at the close of business on February 26, 1999 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were 7,424,789 shares of Common Stock outstanding. Holders of record of Common Stock at the close of business on the Record Date (the "Shareholders"), or their proxies, are entitled to cumulative voting rights in the election of directors at the Annual Meeting. Under cumulative voting, a Shareholder, or the Shareholder's proxy, may vote the number of shares of Common Stock owned by the Shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one, or distribute among two or more nominees, as many votes as shall equal the number of directors to be elected multiplied by the number of the Shareholder's shares of Common Stock. Those persons receiving the highest number of votes are declared to be elected directors of the Company. For all other purposes, the Shareholders, or their proxies, are entitled to one vote per each share of Common Stock at the Annual Meeting.

     Judges of election are appointed by the Board to conduct the tabulation of votes with respect to the election of directors and the other matters to come before the Annual Meeting and to report the results thereof. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date.

     Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting are entitled to cast generally is required for shareholder approval, including the approval of the 1999 Long-Term Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                  PROPOSAL 1: ELECTION OF THREE (3) DIRECTORS

     The Company's Articles of Incorporation provide for a maximum of twelve
(12) directors to be elected to the Company's Board. The Company has determined that one or more vacancies in the Board may be appropriate and therefor proxies may not be voted for a greater number of nominees than are named herein.

     The Board currently consists of eleven (11) members divided into three (3) classes which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three (3) years (or until their successors are duly elected and qualified), and the three (3) classes of the Board are staggered. Accordingly, one of the three (3) classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class A are serving terms expiring this year. The directors in Classes B and C are serving terms expiring at the annual meeting of the shareholders in 2000 and 2001, respectively. The Board has nominated for re-election to Class A three (3) directors whose terms expire this year; namely John Amos, G. William Ruhl and W. Garth Sprecher. If elected, their terms are to expire in the year 2002 (or until their successors are duly elected and qualified). There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director.

     The Company has been advised by the persons named in the accompanying proxy that they intend to vote pursuant to the proxy for the election of Messrs. Amos, Ruhl and Sprecher (who are presently directors of the Company with regular terms expiring this year) and to exercise cumulative voting, if necessary, to secure their election. Each individual nominated for election as a director has agreed to serve if elected. However, the Company is informed that in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board, subject to the right of the persons named in the proxy to exercise cumulative voting rights as described above.

DIRECTORS

     Information follows about each nominee to serve in Class A and the other directors serving in Classes B and C.

  Nominees for Class A Directors For Terms To Expire In 2002

     John Amos, age 67, has been in the commercial fruit and produce growing business for more than 44 years in Grand Traverse County, Michigan serving as President of Hi-Lo Farms, Inc. since 1979 and as Senior Partner of Amos Farms since 1980. He became a member of the Board in 1990. Mr. Amos is a member of the Compensation Committee.

     G. William Ruhl, age 59, has been the Senior Vice President of the Company and Chief Executive Officer of D & E Telephone Company since 1996. From 1991, when he joined the Company, to 1996 he held the position of Senior Vice President of D & E Telephone Company. He was previously employed by Bell of Pennsylvania from 1961 to 1991, at which time he retired as Director of Network Architecture and Deployment Planning. Mr. Ruhl is a registered Professional Engineer and a member of the Institute of Electrical and Electronics Engineers, Inc. He is Chairman of the Board of Directors of Monor Telephone Company and serves on the Board of Alliance for Telecommunications Industry Solutions. Mr. Ruhl is also on the Board of Directors of the Central Pennsylvania Symphony. He became a director of the Company in 1993. Mr. Ruhl is a member of the Executive Committee.

     W. Garth Sprecher, age 47, is Vice President and Secretary of the Company. He joined the Company in 1984 as a Communications Consultant for D & E Telephone and Data Systems, Inc. He was named Commercial Manager of the Company in 1988. In 1990, he assumed the position of Assistant Secretary and Director of External Affairs, and in 1996, he assumed his present position. He is a member of the Board of Directors of the Bank of Lancaster County, an immediate past director of the Lancaster Chamber of Commerce and the Ephrata Area Chamber of Commerce. He is also President of the Board of Directors of the Mid-Atlantic Chapter of the American Society of Corporate Secretaries. Mr. Sprecher became a Director of the Company in 1993. Mr. Sprecher is a member of the Executive Committee.

  Class B Directors Whose Terms Expire In 2000

     Thomas H. Bamford, age 59, is Director of Community Relations for the Lancaster Health Alliance. He joined the Alliance in 1995 upon his retirement after nearly 27 years with CoreStates Bank. At his retirement, he was Senior Vice President, Director of Corporate Communications and Lancaster Area Executive Officer for CoreStates Bank. Mr. Bamford is an accredited member of the Public Relations Society of America. He is currently a director of the United Way of Lancaster County, the Louise Von Hess Foundation for Medical Education, the Lancaster Housing Opportunities Partnership, the Lancaster YMCA Foundation, and the Rotary Club of Lancaster. He is a member of the Marketing and Communications Council of the Lancaster Chamber of Commerce and Industry and the Lancaster Healthy Communities. He became a Director of the Company in 1997. Mr. Bamford is a member of the Compensation Committee.

     Ronald E. Frisbie, age 76, retired from the Company in 1992 where he served as a Vice President of the Company from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992. He was employed by the Western Electric Company from 1947 to 1949 and the Commonwealth Telephone Company from 1949 to 1953 at which time he became employed by the Company as Wire Chief. Mr. Frisbie has been a Director since 1983. Mr. Frisbie is a member of the Audit Committee.

     Robert M. Lauman, age 73, has been the Executive Vice President and Chief Operating Officer of the Company since 1990. He joined the Company in 1983 and was previously employed by Bell of Pennsylvania from 1946 to 1983, at which time he retired as Vice President -- Engineering. Mr. Lauman is a registered Professional Engineer, a member of the Pennsylvania Society of Professional Engineers and a member of the Institute of Electrical and Electronics Engineers, Inc. He has been a director of the Company since 1983. Mr. Lauman is a member of the Executive Committee and the Compensation Committee.

     D. Mark Thomas, age 51, has been a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of the firm in 1991, concentrating primarily in public utility and telecommunications law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Mr. Thomas became a director of the Company in 1997. Mr. Thomas is a member of the Audit Committee.

  Class C Directors Whose Terms Expire In 2001

     Paul W. Brubaker, age 55, is a Director, Executive Vice President and Corporate Secretary of the Ephrata National Bank where he has been employed since 1961. He is a member of the American Institute of Banking and of the Finance Committee of the Ephrata Economic Development Board, and serves as a director of Pleasant View Retirement Community, Manheim. Mr. Brubaker is a member of the Executive Committee of the Pennsylvania Bankers Association. He has been a director of the Company since 1990. Mr. Brubaker is Chairman of the Audit Committee.

     Steven B. Silverman, age 66, has been a senior partner in the law firm of Rothenberg, Silverman and Furman PC, Elkins Park, Pennsylvania since 1995. Prior to 1995 he was a senior partner in Rothenberg and Silverman. In addition to his private practice, he serves as an adjunct professor of labor law at Dickinson School of Law in Carlisle, Pennsylvania. He has been a director of the Company since 1991. Mr. Silverman is Chairman of the Compensation Committee.

     Anne B. Sweigart, age 84, has held the positions of Chief Executive Officer, President and Chairman of the Board of the Company since July 1985. She became a director in 1952. Mrs. Sweigart served as Executive Vice President from March 1981 to July 1985. Her employment began in 1936, twenty-five years after her father founded the Company. From that time until today, she has always been involved in the management affairs of the Company. She serves on numerous community Boards and is currently a Trustee of Rider University, a Trustee of Elizabethtown College, an Honorary Trustee of Lebanon Valley College and a Trustee of Linden Hall School for Girls. Mrs. Swiegart is also a Director of the Pennsylvania Telephone Association. Mrs. Sweigart is a member of the Audit Committee and serves as Chairman of the Executive Committee.

     Robert A. Kinsley, age 58, is Chairman and Chief Executive Officer of Kinsley Construction, a company he founded in York, PA in 1963 that specializes in heavy, general, and design build construction. Mr. Kinsley is also managing partner of Kinsley Equities, which is a regional real estate developer of industrial and commercial properties. He is also a director of Mercantile -- Safe Deposit & Trust Company, Baltimore, Maryland and Ruscilli Construction Company of Columbus, Ohio. Mr. Kinsley is Chairman of the Board of I. B. Abel, an electrical construction firm in south central Pennsylvania. He serves numerous community and professional organizations and is currently President of South George Street Community Partnership, Chairman of the York County Air Transpiration Authority, member of the York Foundation Board of Directors and a Trustee of York College Of Pennsylvania. He has been a director of the Company since 1998. Mr. Kinsley is a member of the Compensation Committee.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS

  Director Attendance at Board Meetings

     The Board held a total of ten (10) regularly scheduled meetings during the year ended December 31, 1998. Each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board's committees on which he or she served. The Board has the following three (3) standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee.

  Compensation of Directors

     The directors were paid a $4,000 retainer plus $800 per meeting which they attended and $250 per any committee meeting of the Board, not held in conjunction with a Board meeting. Committee chairs receive an additional annual compensation of $500.

BOARD COMMITTEES

  Audit Committee

     The current Audit Committee, consisting of Paul W. Brubaker (Chairman), Ronald E. Frisbie, Anne B. Sweigart, and D. Mark Thomas, is responsible for recommending to the Board the firm of independent public accountants responsible to audit the Company's financial statements. This Committee also reviews with the independent public accountants the results of their audit work. The Audit Committee held two (2) meetings during 1998.

  Compensation Committee

     The current Compensation Committee, consisting of Steven B. Silverman (Chairman), John Amos, Thomas H. Bamford, Robert A. Kinsley and Robert M. Lauman, reviews and makes recommendations to the Board regarding the compensation practices of the Company. The Compensation Committee held no meetings during 1998.

  Executive Committee

     The current Executive Committee, consisting of Anne B. Sweigart (Chairman), Robert M. Lauman, G. William Ruhl and W. Garth Sprecher, is designed to perform and uphold the duties and responsibilities of the Board as dictated by the By-Laws of the Company and within the limitations set by the Board. The Executive Committee held five (5) meetings during 1998.

SECURITY OWNERSHIP OF MANAGEMENT

     As of March 8, 1999 (the "Most Practicable Date"), there were 7,419,713 shares of the Company's Common Stock outstanding. The table below sets forth the ownership of the Common Stock held, as of the Most Practicable Date, by each of
(i) the directors, (ii) the executive officers and (iii) all directors and executive officers as a group.

                                                     NATURE AND AMOUNT OF                  PERCENT
           NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP                  OF CLASS
           ------------------------                 -----------------------                --------
John Amos...............................................       63,150(4,7)                      *
Thomas H. Bamford.......................................        1,000                           *
Paul W. Brubaker........................................        3,375(1,9)                      *
Ronald E. Frisbie.......................................       49,730(1,3,4)                    *
Donald R. Kaufmann......................................        1,295(1,2,6)                    *
Robert A. Kinsley.......................................        1,019(6)                        *
Robert M. Lauman........................................       54,027(1,2,4,5,6)                *
Thomas E. Morell........................................        2,473(2,5)                      *
G. William Ruhl.........................................        5,515(1,2,5,6)                  *
Steven B. Silverman.....................................        1,074(6)                        *
W. Garth Sprecher.......................................       98,051(1,2,4,5,6)            1.32%
Anne B. Sweigart........................................      386,938(1,2,4,5,6)            5.21%
D. Mark Thomas..........................................        1,300(8)                        *
All Directors and Executive Officers as a   group.......      668,947(1,2,3,4,5,6,7,8,9)    9.02%

----------
*    Less than 1 percent.
(1) Includes shares owned in their individual capacities but held by the D & E Communications, Inc. Voting Trust (the "Voting Trust") as of the Most Practicable Date as follows: 3,375 for Mr. Brubaker, 49,430 for Mr. Frisbie, 500 for Mr. Kaufmann, 44,315 for Mr. Lauman, 1,372 for Mr. Ruhl, 96,170 for Mr. Sprecher, 382,223 for Mrs. Sweigart, and 577,385 for all directors and officers as a group. Mrs. Sweigart and Messrs. Amos, Frisbie, Lauman and Sprecher are Voting Trustees of the Voting Trust.
(2) Includes shares held in the Company's Employee Stock Ownership Plan as of the Most Practicable Date as follows: 693 for Mr. Kaufmann, 1,237 for Mr. Lauman, 1,581 for Mr. Morell, 1,751 for Mr. Ruhl, 1,392 for Mr. Sprecher, 326 for Mrs. Sweigart and 6,980 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.
(3) Does not include 920 shares owned by Mr. Frisbie's wife, with respect to which Mr. Frisbie disclaims beneficial ownership.
(4) Excludes shares not owned in their individual capacities but held by the Voting Trust for which Mrs. Sweigart and Messrs. Amos, Frisbie, Lauman and Sprecher serve as Trustees, and to which each of the Trustees disclaims beneficial ownership.
(5) Includes shares held in the Company's Employee Stock Purchase Plan as of the Most Practicable Date as follows: 1,720 for Mr. Lauman, 892 for Mr. Morell, 2,007 for Mr. Ruhl, 468 for Mr. Sprecher, 1,332 for Mrs. Sweigart and 6,419 for all directors and officers as a group.
(6) Includes shares held in the Company's Dividend Reinvestment Plan as of the Most Practicable Date as follows: 22 for Mr. Kaufmann, 19 for Mr. Kinsley, 4,455 for Mr. Lauman, 85 for Mr. Ruhl, 74 for Mr. Silverman, 21 for Mr. Sprecher, 1,657 for Mrs. Sweigart and 6,333 for all directors and officers as a group.
(7) Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Does not include 65,709 owned by the Mary P. Amos Living Trust, of which Mr. Amos' wife is trustee, and to which Mr. Amos disclaims beneficial ownership.
(8) Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas for which Mr. Thomas does not disclaim beneficial ownership.
(9) Does not include 225 shares owned by Mr. Brubaker's wife, with respect to which Mr. Brubaker disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and Nasdaq. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 1998, all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

IDENTIFICATION OF EXECUTIVE OFFICERS

     The following table sets forth the names, ages, and positions of the executive officers of the Company. All executive officers of the Company serve for terms of one year and until re-appointed or until a successor is duly appointed at the annual organizational meeting of directors, which follows the annual shareholders' meeting. No executive officers have any arrangements or understandings with any other person pursuant to which such executive officer was or is to be appointed as an executive officer.

                                                                                         POSITION
NAME                                AGE                     POSITION                    HELD SINCE
----                                ---                     --------                    ----------
Anne B. Sweigart..................  84    Chairman, President, and Chief Executive         1985
                                          Officer
Robert M. Lauman..................  73    Executive Vice President and Chief Operating     1990
                                          Officer
G. William Ruhl...................  59    Senior Vice President                            1991
Thomas E. Morell..................  38    Vice President, Chief Financial Officer and      1995
                                          Treasurer (1)
W. Garth Sprecher.................  47    Vice President and Secretary (1)                 1993
Donald R. Kaufmann................  56    Vice President                                   1996

------------------
(1) Both Messrs. Morell and Sprecher were elected as a Vice President in 1996.

     Mrs. Sweigart's and Messrs. Lauman, Ruhl and Sprecher's biographies are set forth above in the section entitled "Directors"

     Thomas E. Morell, age 38, is Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Morell was Assistant Controller of the Company from 1984 to 1990, Controller from 1990 to 1995 and Chief Financial Officer and Treasurer since August 22, 1995. From 1982 to 1984, he was employed by Coopers & Lybrand LLP as an auditor. Mr. Morell is a Supervisory Board member of Pilicka Telephone Company and serves as Treasurer on the Board of Directors of Hands-on-House, Children's Museum of Lancaster. Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants.

     Donald R. Kaufmann, age 56, has been Vice President of the Company and Chief Executive Officer of the Company's subsidiary, D & E Telephone and Data Systems, Inc., since 1996. From 1995, when he joined the Company, until 1996, he served as Managing Director of New Business Ventures. From 1965 to 1995, Mr. Kaufmann was employed by Bell Atlantic. When Mr. Kaufmann left Bell Atlantic, he was Director of Network Investment Management.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth the compensation received for services to the Company and its subsidiaries during each of the last three (3) fiscal years by the Company's CEO and, in addition, the individuals who during 1998 were the four (4) most highly compensated executive officers of the Company and who received in excess of $100,000 in salary and bonus.

                                                         ANNUAL COMPENSATION
                                               ---------------------------------------
                                                                          OTHER ANNUAL       ALL OTHER
                                                SALARY        BONUS       COMPENSATION      COMPENSATION
  NAME AND PRINCIPAL POSITION        YEAR         $          ($)(A)          ($)(B)            ($)(C)
  ---------------------------        ----      --------      -------      ------------      ------------
Anne B. Sweigart ..............      1998      $184,999      $64,750        $     0           $185,218
  Chairman, President & CEO          1997       171,154      $76,500              0           $180,144
                                     1996       148,124       21,945              0            160,919

Robert M. Lauman ..............      1998      $156,499      $54,775        $     0           $ 63,887
  Executive Vice President           1997       147,270       65,925              0             60,672
  & Chief Operating Officer          1996       137,730       20,550              0             53,708

G. William Ruhl ...............      1998      $100,000      $35,000        $     0           $ 27,250
  Senior Vice President              1997        88,000       39,150              0             26,483
                                     1996        77,954       11,580              0             25,390

Thomas E. Morell ..............      1998      $100,000      $35,000        $     0           $  5,949
  Vice President, Chief              1997        78,769       34,650              0              9,829
  Financial Officer and              1996        68,415       10,155              0              9,621
  Treasurer

W. Garth Sprecher .............      1998      $ 80,001      $28,000        $     0           $ 19,990
  Vice President and Secretary       1997        74,001       33,075              0             19,483
                                     1996        61,916        8,670              0             18,261

----------

(A) Bonuses are established pursuant to the Company's Officer Incentive Plan under performance targets for the year established by the Compensation Committee. Due to a change in the time frame in which compensation is reviewed, 1998 targets were set late in 1997 and 1999 targets were set during the first quarter of 1999.
(B) The aggregate amounts of other annual compensation paid to the named executive officers did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for each individual.
(C) The amounts shown in this column are for the following persons for the following items in the years 1998, 1997, and 1996, respectively:
     (i) Anne B. Sweigart: $19,297, $19,470, and $19,684 for Split Dollar Life Insurance; $3,200, $3,374, and $2,926 for the 401(k) Company Match; $150,471, $144,800, and $126,709 for Pension Benefits (over age 70 1/2); $12,250, $12,500, and $11,600 for Director's fees;
     (ii) Robert M. Lauman: $15,205, $15,432, and $15,606 for the Split Dollar Life Insurance; $3,200, $2,938, and $2,714 for the 401(k) Company Match; $33,232, $29,802, and $23,588 for Pension Benefits (over age
          70 1/2); $12,250, $12,500, and $11,800 for Director's fees;
     (iii) G. William Ruhl: $11,767, $11,773, and $11,781 for the Split Dollar Life Insurance; $450, $450, and $450 for Term Life Insurance; $2,783, $1,760, and $1,559 for the 401(k) Company Match; $12,250, $12,500, and
          $11,600 for Director's fees;

     (iv) Thomas E. Morell: $3,190, $3,188, and $3,187 for the Split Dollar Life Insurance; $66, $66, and $66 for Term Life Insurance; $2,693, $1,575, and $1,368 for the 401(k) Company Match; $0, $5,000, and $5,000 for Director's meeting attendance fees;
     (v) W. Garth Sprecher: $5,310, $5,329, and $5,349 for the Split Dollar Life Insurance; $174, $174, and $174 for Term Life Insurance; $2,256, $1,480, and $1,238 for the 401(k) Company Match; $12,250, $12,500, and
          $11,500 for Directors' fees.


  Compensation Committee Report On Executive Compensation

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") comprised of Directors Steven B. Silverman (Chairman), John Amos, Thomas H. Bamford, Robert A. Kinsley, and Robert M. Lauman. Due to a change in the time frame in which compensation is reviewed, it was not necessary for the Compensation Committee to meet in 1998. Targets for 1998 were set late in 1997 and 1999 targets were set during the first quarter of 1999.

     In establishing the base salaries of the executive officers of the Company, including the Chief Executive Officer, Mrs. Sweigart, the Committee considers a number of factors including (i) salary ranges for comparable positions at other companies; (ii) the historical financial performance of the Company (including such indicators as gross revenues, operating income, net income, earnings per share and earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) the level of responsibility of the employee; and (iv) the level of inflation for the period. However, compensation decisions are not based upon any precise formula and no factor is accorded any greater weight than other factors. During 1997, a compensation consultant retained by the Committee developed recommended salary ranges for executive officers of the Company based on a comparison of salaries paid at comparable companies for positions with equivalent levels of responsibility. (There is, however, no intentional relation between the companies used for compensation purposes and the companies in the NASDAQ Telecommunications Index (Nasdaq Telecom) used in the Stock Performance Graph below.) Using the consultant's recommendations, and based on the Committee's evaluation of the factors listed above, the base salary of the Chief Executive Officer was increased by 8.8% for 1998 from 1997.

     The Company also provides an annual incentive opportunity to the Company's executive officers pursuant to the Company's Officer Incentive Plan, which has been approved by the Board of Directors. Under the Plan, the Committee establishes performance targets for EBITDA for the year on a tiered basis providing for larger percentages of pay as bonus in relation to the level of meeting or exceeding the target. In 1998, the minimum performance goals established by the Committee at the beginning of the year were achieved, and bonuses were paid accordingly.

                                          Respectfully Submitted,

                                          The Compensation Committee
                                            Steven B. Silverman
                                            John Amos
                                            Thomas H. Bamford
                                            Robert M. Kinsley
                                            Robert M. Lauman

  Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 1998, Messrs. Silverman (Chairman), Amos, Bamford, Kinsley and Lauman served on the Compensation Committee of the Board. Mr. Lauman is an executive officer of the Company.

  Pension Plan Table

     The Company's pension plan is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees. The plan provides benefits based on years of service and the employee's compensation as the average of the highest three years of the previous ten years prior to retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65, but an employee who has attained the age of 55 and has at least 25 years of service (The Rule of Eighty) may retire without any actuarial reduction of his benefit. Benefit amounts are not subject to any deduction for Social Security or other amounts.

     The following table illustrates the maximum annual benefit payable upon retirement pursuant to the Company's pension plan for employees with specified average final compensation and years of service, assuming normal retirement age and payment as a single life annuity. The Internal Revenue Service annual plan compensation limit is $160,000.

       AVERAGE                         YEARS OF SERVICE
        FINAL           -----------------------------------------------
    COMPENSATION          15        20        25        30        35
---------------------   -------   -------   -------   -------   -------
      $100,000          $24,000   $32,000   $40,000   $48,000   $56,000
       120,000           28,800    38,400    48,000    57,600    67,200
       140,000           33,600    44,800    56,000    67,200    78,400
       160,000           38,400    51,200    64,000    76,800    89,600
       180,000           38,400    51,200    64,000    76,800    89,600
       200,000           38,400    51,200    64,000    76,800    89,600
       220,000           38,400    51,200    64,000    76,800    89,600
       240,000           38,400    51,200    64,000    76,800    89,600
       260,000           38,400    51,200    64,000    76,800    89,600
       280,000           38,400    51,200    64,000    76,800    89,600
       300,000           38,400    51,200    64,000    76,800    89,600

     Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table. The years of service for purposes of the pension plan, as of December 31, 1998, were for Mrs. Sweigart 62 years, Mr. Lauman 15 years, Mr. Ruhl 7 years, Mr. Morell 14 years and Mr. Sprecher 14 years.

STOCK PERFORMANCE GRAPH

     The following is a graphical comparison of five-year cumulative total return on shares of the Company's Common Shares. The comparison assumes $100 invested in each of the Nasdaq U.S. and Foreign Index (Nasdaq US & Foreign), the Nasdaq Telecommunications Index (Nasdaq Telecom) and the Company's Common Stock, on December 31, 1993 and that all dividends were reinvested.

                                   [GRAPHIC]

                   The printed version contains a line graph
                    which depicts the following plot points:



                            1993         1994         1995         1996         1997         1998
                           -------      -------      -------      -------      -------      -------
Nasdaq U.S.
& Foreign                  $100.00      $ 83.46      $109.26      $111.72      $165.43      $270.15
Nasdaq
Telecom                    $100.00      $ 97.00      $136.23      $166.79      $203.97      $281.69

D & E                      $100.00      $201.02      $223.49      $221.28      $170.41      $135.72

     The Common Stock is currently traded on The Nasdaq Stock Market National Market ("NASDAQ") under the Symbol DECC. Prior to being traded on the NASDAQ, the Common Stock was traded on the over-the-counter market. For the years represented on the graph, the comparative prices are an average of the high and low closing prices of the Common Stock on the last trading day before the beginning of each fiscal year reported above, as reported on the interdealer quotation system and summarized in the "Pink Sheets" published by the National Quotation Bureau. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following Common Stock ownership information is shown as of the Record Date.

                                                                AMOUNT AND NATURE OF        PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP        OF CLASS
          ------------------------------------                 -----------------------      --------
The Voting Trust D & E Communications, Inc. .............             2,951,545(1)          39.75%
  (the "Voting Trust")
  P.O. Box 458
  Ephrata, PA 17522
Southwestern Investments, Inc. ..........................             1,300,000             17.51%
  High Ridge Park
  Stamford, CT 06905
The Ephrata National Bank, Trustee of the William and                 1,070,100(2)          14.41%
  Jemima Brossman Charitable Foundation (the "Charitable
  Foundation") ..........................................
  P.O. Box 457
  Ephrata, PA 17522
Anne B. Sweigart ........................................               386,938(3)           5.21%
  P.O. Box 458
  Ephrata, PA 17522

----------
(1) Certain shareholders are parties to the Voting Trust Agreement, dated as of November 19, 1992, pursuant to which the Voting Trustees named therein have the right to exercise sole voting power on all matters submitted to the Company's shareholders for a vote, but not investment power, with respect to the shares held by such shareholders. By its terms, the Voting Trust expires November 18, 2002. The Trustees of the Voting Trust are Anne B. Sweigart, John Amos, Ronald E. Frisbie, Robert M. Lauman and W. Garth Sprecher, each of whom is a director of the Company. Each of the Voting Trustees disclaims beneficial ownership of the shares held by the Voting Trust, except such shares held by each individual Trustee as a participant in the Voting Trust.
(2) The Charitable Foundation is a member of the Voting Trust. Therefore, the number of shares shown above as held by the Charitable Foundation is also included in the number of shares shown above held by the Voting Trust. The Ephrata National Bank, as trustee of the Charitable Foundation, exercises sole investment power, but not the voting power, with respect to the shares held by the Charitable Foundation.
(3) Mrs. Sweigart is a member of the Voting Trust and has the sole investment power, but not the voting power, with respect to these shares (except in her capacity as a Voting Trustee). Therefore, the number of shares shown above as held by Mrs. Sweigart is also included in the number of shares shown above as held by the Voting Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Steven B. Silverman, a director of the Company, is a senior partner in the law firm of Rothenberg, Silverman and Furman PC which is currently retained as counsel to the Company.

     Mr. D. Mark Thomas, a director of the Company, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which is currently retained as counsel to the Company.

     Mrs. Anne B. Sweigart, Chairman of the Board, President and Chief Executive Officer, is the aunt of W. Garth Sprecher, Vice President and Secretary of the Company.

     THE BOARD RECOMMENDS THE ELECTION OF ITS THREE (3) NOMINEES AS CLASS A DIRECTORS.

                                  PROPOSAL 2:
             PROPOSAL TO APPROVE THE 1999 LONG-TERM INCENTIVE PLAN

     On March 25, 1999, the Board of Directors of the Company adopted (and recommended for submission to the shareholders for their approval) the 1999 Long-Term Incentive Plan (the "1999 Incentive Plan" or "Plan"). The 1999 Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), performance restricted shares and restricted stock awards. The Plan also incorporates features providing for stock awards and cash incentive awards.

     The purposes of the 1999 Incentive Plan are to: (i) better align the interests of shareholders with the interest of officers, directors and key employees by creating a direct linkage between participants' rewards and the performance of the Company and its subsidiaries; (ii) encourage stock ownership and proprietary interests in the Company stock; and (iii) assist the Company in attracting and retaining highly competent directors and key employees vital to its success.

     Executive officers and directors are eligible to receive awards under the Plan and therefore have a personal interest in the adoption of the Plan.

                       SUMMARY OF THE 1999 INCENTIVE PLAN

     The following general description is a summary of the 1999 Incentive Plan. The complete text appears as Exhibit A to the Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

  Term

     The Plan will become effective once it is approved by the shareholders. Although the Plan has no fixed expiration date, new awards will not be granted after April 22, 2009.

  Administration

     The Plan is to be administered by the full Board of Directors or by the Compensation Committee of the Board (the Board of Directors or the Compensation Committee shall hereinafter be referred to as the "Committee"). That Committee has the exclusive authority to make awards under the Plan and to make interpretations and determinations involving the Plan.

  Participation and Award Estimates

     Officers, directors and other key employees of the Company and its subsidiaries who are selected by the Committee are eligible for participation in the Plan. Participants in the Plan are also eligible to participate in other incentive plans of the Company. Awards under the Plan are made at the discretion of the Committee or, in the case of nonemployee directors, at the discretion of the full Board. As a result, it is not possible to identify who will receive awards or the amount of those awards.

  Types of Awards

     Awards under the Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code ("ISOs")), stock appreciation rights, performance restricted shares, restricted stock awards, stock awards and cash incentive awards.

  Shares Available for Awards and Closing Quotation

     525,000 shares of common stock may be issued under the Plan (subject to adjustment for a stock split, stock dividend, recapitalization, merger and the like, as described below), all of which may be awarded in the form of stock options, performance restricted shares, restricted stock and stock awards. In addition, the following shares are available for issuance under the Plan: (i) any shares of common stock that are forfeited or otherwise not payable under the Plan; (ii) any shares of common stock tendered in satisfaction of tax withholding or other obligations relating to proposed awards under the Plan; and (iii) shares of common stock repurchased by the Company that have been designated for allocation to the Plan.

     As of March 8, 1999, the last reported sales price of the Company's common stock, as reported on the NASDAQ, was $18.50.

  Stock Options

     The term of options granted under the Plan is determined by the Committee, but the term of an option may not exceed ten years. The per share option price for any shares which may be purchased under any option will be determined by the Committee, but it will not be less than 100% of the fair market value of the shares on the date the option is granted. Each option will become exercisable at the time determined by the Committee. Each option will be exercisable, in full or in part, by payment of the option price in cash, shares of common stock, third-party cash-less exercise transactions or any combination of these methods. Shares of common stock delivered in payment of the exercise price must have been owned by the participant for at least six months.

  Stock Appreciation Rights

     SARs may be granted by the Committee to a participant in tandem with stock options. When a SAR is exercised, the participant is entitled to receive payment in cash or stock equal to the excess of the fair market value of a specified number of shares of Company common stock. The value of that stock equals the difference between the SAR exercise price and the fair market value of a share of common stock on the exercise date, multiplied by the number of shares of common stock involved. The number of shares of common stock covered by the SAR's related stock option are correspondingly reduced. In other words, a participant may exercise either a stock option or a SAR, but not both, with respect to a share of common stock covered by both the stock option and SAR.

     SARs are generally governed by the same terms and conditions that govern the related stock option and may only be exercised to the extent that the related stock option may be exercised.

  Performance Restricted Shares

     The Committee may make performance restricted share grants on any terms and conditions it may determine. A performance restricted share entitles a participant to receive a target number of shares of common stock based upon the Company's attainment of predetermined performance goals over a specified performance period. At the time that a performance restricted share grant is made, the Committee may, in its discretion, establish a vesting period for those shares that will begin at the end of the performance period. During the vesting period, the performance restricted shares, or a portion of those shares, may be subject to forfeiture.

     The number of performance restricted shares actually payable to a participant at the end of a performance period will be determined by the Committee based upon the Company's attaining the predetermined performance goals. If the minimum performance goals established by the Committee are not met, no performance restricted shares will be earned by the participant. If the performance goals are fully achieved, 100% of the performance restricted shares will be earned by the participant. The Committee may also provide for payment of up to 300% of the performance restricted shares for Company performance that exceeds the performance goals. During the performance period, each performance restricted share will be considered equal to one share of common stock for dividend (but not voting) purposes and the participant shall be entitled to dividend equivalents.

     At the end of the performance period, any performance restricted shares that have been earned will be converted to shares of common stock. The participant will generally have the rights and privileges of a shareholder as to the shares of common stock earned under a performance restricted share grant, including the right to vote. However, the shares will remain in the custody of the Company and may be subject to forfeiture until the applicable vesting period expires, at which time the participant will have the right to receive a distribution of such shares. None of the shares subject to a vesting restriction may be assigned, transferred, pledged or sold until they are delivered to the participant.

     If, during a performance period, a participant terminates employment for any reason other than death, disability or retirement, the participant will forfeit all rights to the payment of any performance restricted shares, unless otherwise provided by the Committee. If, during a performance period, a participant's termination is due to death, disability or retirement, the participant or beneficiary will be entitled to receive a payment of a pro-rata portion of the performance restricted shares (based on the portion of the performance period that the participant was employed) after the end of the performance period, provided that the participant had completed a minimum of one year of employment during the performance period.

     If, following a performance period, a participant terminates employment for any reason other than death, disability or retirement, the participant will forfeit all unvested performance restricted shares, unless otherwise provided by the Committee. If, following a performance period, a participant terminates employment by reason of death, disability or retirement, all performance restricted shares earned will be payable to the participant or beneficiary and any restrictions applicable to such shares shall lapse.

  Stock Awards and Restricted Stock Awards

     The Committee may make stock awards and restricted stock awards on the terms and conditions it determines. A stock award entitles a participant to shares of common stock without a restriction or vesting period.

     A restricted stock award entitles a participant to shares of common stock subject to a restriction period. In determining whether to make stock awards and restricted stock awards, the Committee may consider circumstances such as a participant's termination of employment, or the failure of the Company or a participant to attain specified performance goals. None of the shares subject to a restricted stock award or stock award may be assigned, transferred, pledged or sold until they are delivered to the holder of the restricted stock award or stock award.

     When a participant is granted a restricted stock award, the Company shall register a stock certificate in the participant's name representing the number of shares of common stock designated by the Committee. This certificate shall be held in custody by the Company for the participant's account. The participant shall generally have the rights and privileges of a stockholder as to the shares awarded pursuant to a restricted stock award, including the right to vote, except that the shares will remain in the custody of the Company until all restrictions have lapsed.

     If, during a restriction period, a participant terminates employment for any reason other than death, disability or retirement, the participant will forfeit all rights to the payment of any restricted stock award, unless otherwise provided by the Committee. If, during a restriction period, a participant's termination is due to death, disability or retirement, the participant or beneficiary will be entitled to receive a pro-rata portion of the restricted stock award, such portion based on the portion of the restriction period that the participant was employed, provided that the participant had completed a minimum of one year of employment during the restriction period.

  Stock Adjustments

     In the event of any stock dividend or split, recapitalization, reorganization, merger, or other change in the capitalization of the Company, or similar event affecting the Company's common stock, the Committee will, as it deems equitable, adjust the number of shares that may be available under the 1999 Incentive Plan or the terms or number of shares pertaining to any outstanding award.

  Cash Incentive Awards

     The Committee may grant cash incentive awards to participants. Each cash incentive award will be conditioned upon the Company's achievement of one or more performance goals with respect to the performance measure(s) covering the applicable performance period and set forth in the award agreement evidencing the cash incentive award. A cash incentive award may be governed by the same terms and conditions that govern stock options, performance restricted shares, restricted stock awards or stock awards. In making a cash incentive award, the Committee will establish a performance level below which the cash incentive award will not be payable. The Committee may also establish additional performance conditions that must be satisfied by the Company, a business unit or the participant as a condition precedent to the payment of all or a portion of any cash incentive awards.

     The maximum amount payable to any one participant pursuant to a cash incentive award with respect to any one year shall be $125,000.

  Change in Control

     In the event of a change in control: (i) all outstanding options and SARs become immediately exercisable; (ii) all restrictions imposed on restricted shares will immediately lapse; (iii) all outstanding performance restricted shares will immediately be deemed to have been earned to the maximum extent permitted; and (iv) all performance restricted shares earned will immediately vest. A change in control is defined to have occurred if: (a) any person acquires beneficial ownership of 20 percent or more of the then outstanding voting stock of the Company, and within five years of that event, the existing directors and their approved successors no longer constitute at least a majority of the Board; or (b) a merger or consolidation involving the Company occurs that results in the holders of the Company's voting securities immediately prior to such merger or consolidation holding less than 66 2/3% of the voting securities of the resulting entity; or (c) a liquidation or dissolution of the Company or sale of all or substantially all of the Company's assets occurs which, in either case, is approved by the shareholders.

  Amendment and Termination

     The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by law, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of common stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan can adversely affect the rights of a participant under a grant previously made without the participant's consent.

  Other Provisions

     The Committee may also offer participants the right to defer the receipt of all or any portion of their performance restricted shares, restricted stock or stock award. However, awards may be forfeited if a participant is terminated for deliberate or gross misconduct. Awards may also be forfeited within three years following a participant's termination of employment, the participant engages in conduct that, in the Committee's discretion, is directly or indirectly competitive with the Company.

  Federal Income Tax Consequences -- Nonqualified Options

     Under the current applicable provisions of the Internal Revenue Code, the recipient of an option will not pay any tax at the time of grant. When a nonqualified option is exercised, any excess of the fair market value of the affected shares over the total option price of those shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. If the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price, the Company is entitled to deduct that amount.

  Incentive Stock Options

     With respect to an ISO, no taxable gain or loss generally will be recognized when the option is granted or exercised. ISOs exercised more than three months after termination of employment will be taxed in the same manner as nonqualified options described above. Generally, when an ISO is exercised, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

     If the shares acquired when an ISO is exercised are held for at least two years from the grant of the options and one year from the exercise of the options, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. In such a case, the Company will not be entitled to a deduction. If the shares are not held for the two-year and one-year periods, ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date the option was exercised. The Company will be entitled to a deduction equal to the amount of any ordinary income recognized in this manner. If the shares are not held for the one-year period and the amount realized upon sale is less than the grant price, the difference will be a capital loss.

  Stock Appreciation Rights

     If there is a grant of an option with a tandem stock appreciation right, no taxable income is realized by the holder and no deduction is available to the Company at the time of grant. If a participant exercises an option through a stock appreciation rights election, the tax consequences to the holder and the Company are the same as for exercise of a nonqualified stock option.

  Performance Restricted Shares, Stock Awards and Restricted Stock Awards

     With respect to performance restricted shares, stock awards and restricted stock awards granted under the Plan, the participant will generally recognize ordinary income equal to the excess of the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over the amount, if any, paid for the shares. The Company will be entitled to a tax deduction in the same amount. A participant may elect to accelerate the recognition of ordinary income with respect to restricted stock awards to when the shares are granted. A participant may also elect to accelerate the recognition of ordinary income with respect to performance restricted shares to when the shares are earned at the end of the performance period. If an election is made to accelerate the recognition of ordinary income, the amount of ordinary income will be determined as of the accelerated tax date rather than as of the date when the applicable restriction expires. In such a case, the Company's tax deduction will be determined at the same time. Any subsequent gain or loss resulting from the sale or other disposition of such shares will be capital gain or loss.

  Cash Incentive Awards

     A participant will recognize ordinary income in an amount equal to the amount of a cash incentive award as of the date of grant of the award.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN.

     The affirmative vote of a majority of the shares voting at the meeting is required for approval of this item.

                                  PROPOSAL 3:
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon recommendation of its Audit Committee, appointed PricewaterhouseCoopers LLP, as accountants of the Company's Financial Statements for 1999. The recommendation is being submitted to the Shareholders for approval, which requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. A representative of PricewaterhouseCoopers LLP, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

     THE BOARD RECOMMENDS THE SHAREHOLDERS VOTE IN FAVOR OF RATIFYING PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 1999.

                           2000 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the Company's proxy statement relating to the 2000 Annual Meeting must be received at the Company's principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Vice President and Secretary), no later than Friday, November 26, 1999. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written notice of shareholder proposals relating to the 2000 Annual Meeting other than those intended for inclusion in the company's proxy statement must be received at the Company's principal executive offices no later than February 9, 2000.

                                 OTHER MATTERS

     The Board is not aware that any matter other than those listed in the Notice of 1999 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any of the Board's nominees are unavailable for election as a director or if any matter should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

     Any Shareholder who executes and returns the proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     The Company will pay the expenses in connection with printing, assembling and mailing the Notice of 1999 Annual Meeting of Shareholders, this Proxy Statement and the accompanying form of proxy. In addition to the use of mails, proxies may be solicited by directors, officers and other employees of the Company personally or by telephone. The Company may request persons holding stock in their names or names of nominees to send proxy material to, and obtain proxies from, their principals, and the Company will reimburse such persons for their expense in so doing.

     Items included in this Proxy Statement are as of December 31, 1998, unless otherwise stated.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO W. GARTH SPRECHER, VICE PRESIDENT AND SECRETARY, D & E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 WILL BE PROVIDED WITHOUT CHARGE.

March 25, 1999

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

                                   EXHIBIT A

                         1999 LONG-TERM INCENTIVE PLAN
                                       OF
                            D&E COMMUNICATIONS, INC.

                        ARTICLE I -- GENERAL PROVISIONS

1.1 PURPOSES

     The purposes of the 1999 Long-Term Incentive Plan (the "Plan") are to advance the long-term success of D&E Communications, Inc. (the "Company" or "D&E"), and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key employees. The Plan is designed to: (1) encourage stock ownership by Participants to further align their interest in increasing the value of the Company, (2) ensure that compensation practices are competitive in the industry and (3) to assist in the attraction and retention of key employees vital to the Company's success.

1.2 DEFINITIONS

     For the purpose of the Plan, the following terms shall have the meanings indicated:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cash Incentive Awards" means a right to receive a cash payment pursuant to any award made pursuant to Article VII hereof.

          (c) "Change in Control" means a situation where: (1) any person acquires beneficial ownership of 20 percent or more of the then outstanding voting stock of the Company and within five years thereafter a change in the composition of the Board occurs such that the existing members and their approved successors do not constitute a majority of the Board; (2) a merger or consolidation involving the Company occurs that results in the holders of the Company's voting securities immediately prior to such merger or consolidation holding less than 66 2/3% of the voting securities of the resulting entity; or (3) a liquidation or dissolution of the Company or sale of all or substantially all of the Company's assets occurs which, in either case, is approved by the shareholders.

          (d) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

          (e) "Committee" means the Compensation Committee of the Board or the full Board, as the case may be.

          (f) "Common Stock" means the Common Stock of the Company, par value $.16 per share.

          (g) "Company," means D&E Communications, Inc. and solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of performance goals, shall include any corporation, partnership, or other organization of which D&E owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms "D&E" and "Company" shall include any successor to D&E Communications, Inc.

          (h) "Disability" means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

          (i) "Dividend Equivalent" means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

          (j) "Employee or employment" means with respect to any Non-Employee Director (as defined herein), service on the Board.

          (k) "Fair Market Value" means as of any date: (i) the average of the closing bid and asked prices on such date of the Common Stock as quoted by NASDAQ; or (ii), as the case may be, the last reported sales price of the Common Stock on such date as reported by the NASDAQ National Market or the principal national securities exchange on which such stock is listed and traded, or in each such case where there is no trading on such date, on the first previous date on which there is such trading.

          (l) "Incentive Stock Option" means a Stock Option which meets the definition under Section 422 of the Code.

          (m) "Non-Employee Director" means a member of the Board who is not an employee of the Company.

          (n) "Nonstatutory Stock Option" means a Stock Option which does not meet the definition of an Incentive Stock Option.

          (o) "Participant" means any officer, director or key employee who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

          (p) "Performance Measures" shall mean the Performance Measures described in Section 4.4 of the Plan.

          (q) "Performance Period" means, in relation to Performance Restricted Shares or Cash Incentive Awards, any period for which performance goals have been established.

          (r) "Performance Restricted Share" means a right granted to a Participant pursuant to Article IV.

          (s) "Restricted Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

          (t) "Restriction Period" means in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

          (u) "Retirement" means termination from employment with the Company after the Participant has attained age 55 and has completed a minimum of five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement.

          (v) "Stock Appreciation Right" means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

          (w) "Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

          (x) "Stock Option" means a right granted to a Participant pursuant to
     Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

1.3 ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board which shall consist of not fewer than three directors of the Company or the full Board; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors. For purposes of the Plan, the term Committee shall refer to the Compensation Committee of the Board or the full Board, as the case may be. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code ("Section 162(m)"), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4 TYPES OF GRANTS UNDER THE PLAN

     Grants under the Plan may be in the form of any one or more of the following:

          (a) Nonstatutory Stock Options;

          (b) Incentive Stock Options;

          (c) Stock Appreciation Rights;

          (d) Performance Restricted Shares;

          (e) Restricted Stock Awards;

          (f) Stock Awards;

          (g) Cash Incentive Awards.

1.5 SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

     (a) A maximum of 525,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

     (b) If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards, or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are: (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any Award; and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

     (c) The aggregate maximum number of shares of Common Stock that may be granted to any Participant in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares and Restricted Stock Awards in any one calendar year is 25,000.

1.6 ELIGIBILITY AND PARTICIPATION

     Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors.

                          ARTICLE II -- STOCK OPTIONS

2.1 GRANT OF STOCK OPTIONS

     The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

2.2 INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

     The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3 OPTION DOCUMENTATION

     Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4 EXERCISE PRICE

     The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. If an Incentive Stock Option is granted to an employee who, at the time such Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries ("10% Shareholder"), the exercise price of such Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section 8.1 of the Plan.

2.5 EXERCISE OF STOCK OPTIONS

     (a) Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

     (b) Option Period. For each Stock Option granted the Committee shall specify the period during which the Stock Option may be exercised, provided that
(i) no Stock Option shall be exercisable after the expiration of ten years from the date the option was granted and (ii) in the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the option was granted.

     (c) Exercise in the Event of Termination of Employment.

          (i) Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the option must be exercised by the Participant's estate or beneficiaries within one year following the death of the Participant and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

          (ii) Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised within one year following the Participant's termination of employment and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

          (iii) Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the option must be exercised within one year following the Participant's termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

          (iv) Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option. All options which are not exercisable on the date of termination shall be canceled.

          (v) Extension of Exercise Period: Notwithstanding all other provisions under Section 2.5(c) in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

     (d) Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a).

2.6 METHOD OF EXERCISE

     The option may be exercised in whole or in part from time to time by written request received by the Treasurer of the Company. The option price of each share acquired pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash, (ii) by delivering to the Company previously-owned shares of Common Stock or (iii) in the discretion of the Committee, by delivering to the Treasurer of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iv) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such option; or (v) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iv) above. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of an option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.

2.7 STOCK RETENTION OPTIONS

     The Committee, in its discretion, may authorize "stock retention Stock Options" which provide, upon the exercise of a Stock Option previously granted under this Plan (a "prior Option") using previously owned shares, for the automatic issuance of a new Stock Option under this Plan with an exercise price equal to the current Fair Market Value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price and any related withholding taxes of the prior Stock Option. Such stock retention Stock Option shall have the same Option Period as the prior Stock Option.

                    ARTICLE III -- STOCK APPRECIATION RIGHTS

3.1 GRANT OF STOCK APPRECIATION RIGHTS

     The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an option granted under the Plan. Any Stock Appreciation Right granted in connection with an option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2 EXERCISE OF STOCK APPRECIATION RIGHTS

     Stock Appreciation Rights shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related option.

3.3 METHOD OF EXERCISE

     (a) Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

     (b) Upon the exercise of a Stock Appreciation Right and surrender of the related option, or portion thereof, such option, to the extent surrendered, shall be terminated, and the shares covered by the option so surrendered shall no longer be available for purposes of the Plan.

                  ARTICLE IV -- PERFORMANCE RESTRICTED SHARES

4.1 GRANT OF PERFORMANCE RESTRICTED SHARES

     The Committee may from time to time grant Performance Restricted Shares to Participants under which payment may be made in shares of Common Stock if the performance of the Company meets certain goals established by the Committee. Such Performance Restricted Shares shall be subject to the provisions of the Plan terms and conditions, and, if earned, a vesting period as the Committee shall determine.

4.2 PERFORMANCE RESTRICTED SHARE AGREEMENT

     Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the performance goals to be achieved, and the vesting period applicable to shares of Common Stock earned.

4.3 COMMON STOCK EQUIVALENT

     Each Performance Restricted Share shall be credited to an account to be maintained for each such Participant during the Performance Period and shall be deemed to be the equivalent of one share of Common Stock. At the conclusion of the Performance Period, Performance Restricted Shares earned, if any, shall be converted to shares of Common Stock subject to a vesting period.

4.4 PERFORMANCE GOALS

     Performance Restricted Share awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more of the following performance measures: (i) total shareholder return; (ii) return on shareholders' equity; (iii) return on capital; (iv) earnings per share; (v) sales; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; and (x) Fair Market Value of Common Stock. The Committee shall determine a minimum performance level below which no Performance Restricted Shares shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares granted based upon the Company's performance. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Shares to an individual who is then a "covered employee" as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m), if such adjustment would cause compensation pursuant to such Performance Restricted Share award to cease to be performance-based compensation under Section 162(m).

4.5 PERFORMANCE PERIOD

     The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence on January 1 of the calendar year in which grants are made. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6 DIVIDEND EQUIVALENTS DURING PERFORMANCE PERIOD

     During the Performance Period, a Participant shall be entitled to receive Dividend Equivalents which shall be deemed to have been reinvested in additional Performance Restricted Shares at the same time as such underlying Common Stock cash dividend is paid. Performance Restricted Shares granted through such reinvestment shall be credited to the Participant's account and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Shares with respect to which such Dividend Equivalents were issued.

4.7 CONVERSION OF PERFORMANCE RESTRICTED SHARES

     (a) At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, which have been earned on the basis of Company performance in relation to the established performance goals. In no event shall such number exceed 300% of the shares contingently granted.

     (b) Performance Restricted Shares earned shall be converted to shares of Common Stock and shall be represented by a stock certificate registered in the name of the Participant. Certificates evidencing such shares shall be held in custody by the Company until the restrictions thereon are no longer in effect.

4.8 VESTING PERIOD

     At the time a Performance Restricted Share grant is made, the Committee shall establish a vesting period applicable to such shares earned, if any, which shall begin at the end of the Performance Period. After the lapse or waiver of the restrictions imposed, the Company shall deliver in the Participant's name one or more stock certificates, evidencing the shares of Common Stock earned through the end of the Performance Period. The Committee may accelerate or waive the performance goals attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9 OTHER TERMS AND CONDITIONS

     Performance Restricted Shares shall be subject to the following terms and conditions:

          (a) Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall not have the rights of a shareholder of the Company, including the right to vote the shares.

          (b) Cash dividends paid with respect to Performance Restricted Shares shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Shares with respect to which such dividends were issued.

4.10 TERMINATION OF EMPLOYMENT PROVISIONS DURING A PERFORMANCE PERIOD

     (a) In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to that number of shares earned (if any) determined by multiplying the full number of shares earned (if any) by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Performance Period and the denominator of which are the total number of full months in such Performance Period. All applicable restrictions shall lapse with respect to such shares and such shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period. In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

     (b) If a Participant terminates employment during a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

     (c) Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant's employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Shares and waive in whole or in part any or all remaining restrictions.

4.11 TERMINATION OF EMPLOYMENT PROVISIONS FOLLOWING A PERFORMANCE PERIOD

     (a) In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all shares of Common Stock (formerly Performance Restricted Shares) shall immediately vest and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary.

     (b) If a Participant terminates employment following a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares of Common Stock (formerly Performance Restricted Shares) which have not yet vested. Shares of Common Stock which have vested shall be issued to the Participant.

     (c) Notwithstanding Sections 4.11(a) and 4.11(b), in the event a Participant's employment is terminated following a Performance Period under special circumstances, the Committee may, in its sole discretion, accelerate the remaining vesting period (if any) associated with that grant.

4.12 CHANGE IN CONTROL PROVISIONS

     In the event of any Change in Control, (i) all Performance Restricted Shares granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been earned to the maximum extent permitted pursuant to
Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all shares of Common Stock (which have been converted from Performance Restricted Shares earned) not otherwise vested shall immediately vest as of the date of such Change in Control.

             ARTICLE V -- RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1 AWARD OF RESTRICTED STOCK AND STOCK AWARDS

     The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success. The Committee may, in its sole discretion, require a Participant to deliver consideration in form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2 STOCK AWARD AND RESTRICTED STOCK AWARD AGREEMENTS

     Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

5.3 AWARDS AND CERTIFICATES

     Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant. Certificates evidencing Restricted Stock Awards shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived.

5.4 RESTRICTION PERIOD

     At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5 OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

     Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

          (a) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

          (b) Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

5.6 TERMINATION OF EMPLOYMENT

     (a) In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

     (b) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

     (c) Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7 CHANGE IN CONTROL PROVISIONS

     In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

             ARTICLE VI -- TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1 TAX WITHHOLDING

     (a) The Company may withhold from any payment of cash or Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the Award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Stock pursuant to the Award.

     (b) At the discretion of the Committee, share tax withholding may be included as a term of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Award.

     (c) Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

          (i) withhold shares of Common Stock otherwise issuable to the Participant, or

          (ii) by accepting delivery of shares of Common Stock previously owned by the Participant.

          In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

     (d) Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.

6.2 DEFERRAL OF PAYMENT

     At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of Performance Restricted Shares or Restricted Stock Awards otherwise distributable to such Participant. Such right shall be exercised by execution of a written agreement by the Participant (i) with respect to Restricted Stock Awards, prior to the expiration of the applicable Restriction Period and (ii) with respect to Performance Restricted Shares, prior to the expiration of the applicable vesting period. Upon any such deferral, the number of shares of Common Stock subject to the deferral shall be converted to stock units and a stock unit account shall be maintained by the Company on behalf of the Participant. Such stock units shall represent only a contractual right and shall not represent any interest in or title to Common Stock. Such units shall be entitled to earn dividend equivalents. All other terms and conditions of deferred payments shall be as contained in said written agreement.

                      ARTICLE VII -- CASH INCENTIVE AWARDS

7.1 GRANTING OF AWARDS

     The Committee, in its discretion, may grant Cash Incentive Awards to Participants. Each Cash Incentive Award shall be conditioned upon the Company's achievement of one or more Performance Goals with respect to the Performance Measure(s) beginning with the applicable Performance Period and set forth in the Award agreement evidencing such Cash Incentive Award. An award may be made in conjunction with the grant hereunder of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards. In making a Cash Incentive Award, the Committee shall establish a performance level below which the Cash Incentive Award shall not be payable. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award to an individual who is then a "covered employee" as such term is defined under Section 162(m), if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m).

7.2 OTHER AWARD TERMS

     The Committee may, in its sole discretion, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

7.3 MAXIMUM AMOUNT AVAILABLE FOR AWARDS

     The aggregate maximum amount payable to any one Participant pursuant to a Cash Incentive Award shall be $125,000.

                        ARTICLE VIII -- OTHER PROVISIONS

8.1 ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

     Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.

8.2 NO RIGHT TO EMPLOYMENT

     Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3 NONTRANSFERABILITY

     A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option agreement for an Incentive Stock

Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant's "immediate family" or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, "immediate family" shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4 COMPLIANCE WITH GOVERNMENT REGULATIONS

     (a) The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

     (b) The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

8.5 RIGHTS AS A SHAREHOLDER

     The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient.

8.6 UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7 FOREIGN JURISDICTION

     The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

8.8 OTHER COMPENSATION PLANS

     Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

8.9 TERMINATION OF EMPLOYMENT -- CERTAIN FORFEITURES

     Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.7 which shall apply in all events) and except for Performance Restricted Shares or Restricted Stock Awards which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to Section 6.2, a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Stock pursuant to an Award during the 12 month period prior to the Participant's termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Stock received with respect to an Award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Restricted Stock Awards or the end of the vesting period for Performance Restricted Shares, (iii) the date of grant or payment with respect to Stock Awards or Cash Awards, as the case may be) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company's financial interest. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require forfeiture under this
Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

                    ARTICLE IX -- AMENDMENT AND TERMINATION

9.1 AMENDMENT AND TERMINATION

     The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

                ARTICLE X -- EFFECTIVE DATE AND DURATION OF PLAN

10.1 EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective as of January 1, 1999, subject to its approval and adoption at the Annual Meeting of the shareholders on April 22, 1999. All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

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

                                     PROXY
                           D & E Communications, Inc.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Anne B. Sweigart, Robert M. Lauman and W. Garth Sprecher, or any one or more of them with power of substitution in each, are here-by authorized to represent the undersigned at the 1999 Annual Meeting of Shareholders of D & E Communications, Inc. to be held at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania, on April 22, 1999 at 10:30 a.m., and at any adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1. ELECTION OF THREE (3) DIRECTORS

     NOMINEES: For the Class A Directors Whose Terms Expire in 2002: John Amos,
     G. William Ruhl and W. Garth Sprecher

      | | FOR all nominees listed (except as marked to the contrary below)

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                                     ------------------------------------------

2. APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN

      | | For               | | Against           | | Abstain

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

      | | For               | | Against           | | Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
     BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE THREE (3) DIRECTORS, FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.


     DATE:          , 1999

                                             __________________________________

                                             __________________________________


Shareholder(s) sign above exactly as name is printed on label.
If signing as representative, so indicate.
For joint accounts, all owners should sign.

 ___                                  ___
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|                                        |
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


                            PARTICIPANT'S DIRECTION
                           D & E Communications, Inc.
                           Dividend Reinvestment Plan

To: D & E Communications, Inc., as Trustee of the D & E Communications, Inc. Dividend Reinvestment Plan

Pursuant to your notice accompanied by the proxy material in connection with the 1999 Annual Meeting of Shareholders of D & E Communications, Inc. to be held on April 22, 1999, at 10:30 a.m., I direct you to execute a proxy in the form solicited by the Board of Directors of D & E Communications, Inc. with respect to all shares of Common Stock, par value $0.16, to which I have the right to give voting directions under the D & E Communications, Inc. Dividend Reinvestment Plan as follows:

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1. ELECTION OF THREE (3) DIRECTORS

     NOMINEES: For the Class A Directors Whose Terms Expire in 2002: John Amos,
     G. William Ruhl and W. Garth Sprecher

      | | FOR all nominees listed (except as marked to the contrary below)

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                                     ------------------------------------------

2. APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN

      | | For               | | Against           | | Abstain

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

      | | For               | | Against           | | Abstain

THIS PARTICIPANT'S DIRECTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
     MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THIS PARTICIPANT'S DIRECTION WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE THREE (3) DIRECTORS, FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.


     DATE:         , 1999



                                             __________________________________


                                             __________________________________
                                             Participant(s) sign above exactly
                                             as name is printed on label.

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|                                        |



|                                        |
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

                            PARTICIPANT'S DIRECTION

                         Employee Stock Ownership Plan

To: First Union Bank, as Trustee of the Employee Stock Ownership Plan

Pursuant to your notice accompanied by the proxy material in connection with the 1999 Annual Meeting of Shareholders of D & E Communications, Inc. to be held on April 22, 1999, at 10:30 a.m., I direct you to execute a proxy in the form solicited by the Board of Directors of D & E Communications, Inc. with respect to all shares of Common Stock, par value $0.16, to which I have the right to give voting directions under the Denver and Ephrata Telephone and Telegraph Company Employee Stock Ownership Plan as follows:

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1. ELECTION OF THREE (3) DIRECTORS

     NOMINEES: For the Class A Directors Whose Terms Expire in 2002: John Amos,
     G. William Ruhl and W. Garth Sprecher

      | | FOR all nominees listed (except as marked to the contrary below)

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                                     ------------------------------------------

2. APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN

      | | For               | | Against           | | Abstain

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

      | | For               | | Against           | | Abstain


THIS PARTICIPANT'S DIRECTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
     MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THIS PARTICIPANT'S DIRECTION WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE THREE (3) DIRECTORS, FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.


     DATE:          , 1999




                                             __________________________________


                                             __________________________________
                                             Participant(s) sign above exactly
                                             as name is printed on label.